EXHIBIT 5.1

              Opinion and Consent of Squire, Sanders, & Dempsey LLP


August 27, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

RE:  LightPath Technologies, Inc.

Dear Ladies and Gentlemen:

         This firm is counsel for LightPath Technologies, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of 2,684,500 shares of the Company's $.01 par value Common Stock (the "Common Stock"), issuable upon conversion of outstanding 6% Convertible Debentures and upon exercise of outstanding Class I Warrants and Class J Warrants (collectively referred to as the "Securities"), which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. We have acted as counsel for the Company with respect to certain matters in connection with the sale of the Securities and in preparation of the required filings with the Securities and Exchange Commission. In giving our opinion we have assumed the Company has properly reserved the number of authorized and unissued shares of Common Stock required to be issued upon the conversion of the outstanding 6% Convertible Debentures and/or exercise of the Class I Warrants and Class J Warrants and that as of the date of such issuance the Company continues to exist. Our opinion is based solely on the General Corporation Law of the State of Delaware. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions hereinafter set forth below:

         Based upon the foregoing, it is our opinion that the upon receipt by the Company of the consideration provided for upon conversion of the 6% Convertible Debentures and upon exercise of the Class I Warrants and Class J Warrants, respectively, the Common Stock, when issued in compliance with the 6% Convertible Debentures and Class I Warrants and Class J Warrants, respectively, will be validly issued, fully paid and nonassessable.

         We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                                             Respectfully yours,


                                                SQUIRE, SANDERS & DEMPSEY L.L.P.